Exhibit 99.1

REEBOK INTERNATIONAL LTD.

AND

AMERICAN STOCK TRANSFER & TRUST COMPANY

AS RIGHTS AGENT

COMMON STOCK RIGHTS AGREEMENT

AMENDMENT NO. 6

This Agreement, dated as of August 2, 2005 (this “Agreement”) is among Reebok International Ltd., a Massachusetts corporation (the “Company”), and American Stock Transfer & Trust Company, as Rights Agent.

WHEREAS, pursuant to Section 27 of the Rights Agreement (as defined below), the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof;

WHEREAS, the Company desires to make certain amendments to the Rights Agreement; and

WHEREAS, the execution and delivery of this Agreement by the Company and the Rights Agent have been, in all respects, duly authorized by each of them;

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.  RIGHTS AGREEMENT; DEFINITIONS.  This Agreement amends the Common Stock Rights Agreement dated as of June 14, 1990, as amended, among the parties hereto (as in effect prior to giving effect to this Agreement, the “Rights Agreement” and after giving effect to this Agreement, the “Amended Rights Agreement”). Terms defined in the Rights Agreement and not otherwise defined herein are used herein as so defined

2.  AMENDMENT OF RIGHTS AGREEMENT.  Effective upon the date hereof, the Rights Agreement is amended as follows:

                                                2.1                                 The definition of Acquiring Person in Section 1(a) of the Rights Agreement is hereby amended by (a) deleting the “or” between clauses (v) and (vi) thereof and replacing it with a comma, and (b) adding the following at the end thereof:

“or (vii) Ruby Merger Corporation, a Massachusetts corporation (“Sub”), adidas-Salomon AG, a corporation organized under the laws of the Federal Republic of Germany (“Adidas”) and their respective Affiliates solely to the extent any such Person becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding by reason of the execution of, or the consummation of the transactions contemplated by, the Agreement and Plan of Merger, dated as of August 2, 2005, as the same may be amended from time to time (the “Merger Agreement”), by and among Adidas, Sub and the Company; provided, that clause (vii) of this Section 1(a) shall automatically be of no further force and effect at and after such time as the Merger Agreement is terminated pursuant to Section 8.1 thereof.”

                                                2.2                                 The first sentence of Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

“Except as otherwise provided herein, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time from and after the Distribution Date and at or prior to the earlier of (i) the Close of Business on June 14, 2010; (ii) redemption or exchange pursuant to Section 24 hereof of the Rights; and (iii) immediately prior to the Effective Time (as defined in the Merger Agreement) (the “Expiration Date”).”

3.  GENERAL.  This Agreement and the Amended Rights Agreement referred to herein constitute the entire understanding of the parties with respect to the subject matter hereof and supersede all prior and current understandings and agreements, whether written or oral.  This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns.  This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.

Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first written above.

REEBOK INTERNATIONAL LTD.

By:	/s/ David A. Pace
Title:	David A. Pace
Senior Vice President and General Counsel

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent

By:	/s/ Herbert J. Lemmer
Title:	Herbert J. Lemmer
Vice President